UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of

Securities Pursuant To Section 12(b) or (g)

of the Securities Exchange Act of 1934

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-5901152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, QC

Canada H3A 1L6

(514) 848-5555

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Domtar Paper Company, LLC

(Exact name of co- registrant as specified in its charter)

Delaware	20-5915351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Kingsley Park Drive

Fort Mill, South Carolina 29715-6476

(803) 802-7500

(Address, including ZIP Code, and telephone number, including area code, of co-registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class of securities to be registered	Name of Each Exchange on Which Each Class Is To Be Registered
7.875% Notes due 2011	New York Stock Exchange
5.375% Notes due 2013	New York Stock Exchange
7.125% Notes due 2015	New York Stock Exchange
9.5% Notes due 2016	New York Stock Exchange
Guarantee of 7.875% Notes due 2011	New York Stock Exchange
Guarantee of 5.375% Notes due 2013	New York Stock Exchange
Guarantee of 7.125% Notes due 2015	New York Stock Exchange
Guarantee of 9.5% Notes due 2016	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-146322 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered consist of Domtar Corporation’s (the “Registrant”) 7.875% Notes due 2011, 5.375% Notes due 2013, 7.125% Notes due 2015 and 9.5% Notes due 2016 (collectively, the “Notes”), and the full and unconditional guarantee (the “Guarantee”) of the Notes by Domtar Paper Company, LLC, a subsidiary of the Registrant (the “Guarantor”). The Registrant and the Guarantor hereby incorporate by reference herein the description of the terms of the Notes and the related Guarantee set forth under the caption “Description of the Domtar Corp. Notes” in the prospectus and consent solicitation statement, dated October 17, 2007. The prospectus and consent solicitation statement forms a part of the registration statement on Form S-4 (No. 333-146322) filed with the Securities and Exchange Commission by the Registrant and the Guarantor.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

1)	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2007)

2)	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2007)

3)	Amended certificate of formation of the Guarantor (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-4 filed with the SEC on September 26, 2007)

4)	Second amended and restated limited liability company agreement of the Guarantor (incorporated by reference to Exhibit 3.4 to the Registrant’s registration statement on Form S-4 filed with the SEC on September 26, 2007)

5)	Form of Indenture among the Registrant, the Guarantor and The Bank of New York, as trustee, relating to the Registrant’s (i) 7.125% Notes due 2015, (ii) 5.375% Notes due 2013, (iii) 7.875% Notes due 2011, (iv) 9.5% Notes due 2016, (v) 10% Notes due 2011 and (vi) 10.85% Notes due 2017 (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-4 filed with the SEC on October 16, 2007)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DOMTAR CORPORATION

By:	/s/ Gilles Pharand
Name:	Gilles Pharand
Title:	Senior Vice-President, Law and Corporate Affairs

Date: November 14, 2007

DOMTAR PAPER COMPANY, LLC

By:	/s/ Marvin D. Cooper
Name:	Marvin D. Cooper
Title:	President

Date: November 14, 2007

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EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2007)

99.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2007)

99.3	Amended certificate of formation of the Guarantor (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-4 filed with the SEC on September 26, 2007)

99.4	Second amended and restated limited liability company agreement of the Guarantor (incorporated by reference to Exhibit 3.4 to the Registrant’s registration statement on Form S-4 filed with the SEC on September 26, 2007)

99.5	Form of Indenture among the Registrant, the Guarantor and The Bank of New York., as trustee, relating to the Registrant’s (i) 7.125% Notes due 2015, (ii) 5.375% Notes due 2013, (iii) 7.875% Notes due 2011, (iv) 9.5% Notes due 2016, (v) 10% Notes due 2011 and (vi) 10.85% Notes due 2017 (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-4 filed with the SEC on October 16, 2007)

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